EXHIBIT 2.4

                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

          This Amendment No. 1 to Agreement and Plan of Merger (this "Amendment') dated as of October 1, 2002, is made by and among IMPROVENET, INC., a Delaware corporation ("IMPV"), ETECHLOGIX, INC., an Arizona corporation ("ETECH"), ETECH ACQUISITION, INC., an Arizona corporation and a wholly owned subsidiary of IMPV ("Merger Sub").

                              PRELIMINARY STATEMENT

          A. This Amendment is made with reference to the Agreement and Plan of Merger, dated as of July 30, 2002 (the "Merger Agreement"), between IMPV, ETECH and Merger Sub (collectively, the "Parties"). Capitalized terms used herein shall have the same meanings ascribed to them in the Merger Agreement.

          B. In accordance with Section 9.1 of the Merger Agreement, the Parties have agreed to amend and modify the Merger Agreement as set forth below.

                                    AMENDMENT

          In consideration of the premises, and of the mutual agreements made herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by each Party, the Parties agree as follows:

     Paragraph 1. Section 10.1(d) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

               "(d) by ETECH or IMPV if the Closing has not occurred by December 31, 2002."

                      THE NEXT PAGE IS THE SIGNATURE PAGE.

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     In witness whereof, this Amendment No. 1 to the Merger Agreement is executed by IMPV, ETECH and Merger Sub as of the date first set forth above.


                                        IMPV:

                                        IMPROVENET, INC.


                                        By: ____________________________________
                                            Ronald B. Cooper
                                            Chairman


                                        MERGER SUB:

                                        ETECH ACQUISITION, INC.


                                        By: ____________________________________
                                            Ronald B. Cooper, President


                                        ETECH:

                                        ETECHLOGIX, INC.


                                        By: ____________________________________
                                            Jeffrey I. Rassas, CEO


                                        By: ____________________________________
                                            Homey J. Farsi, President

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